Exhibit 99.B17(b)


LOGO

---------------------------------------------
IMPORTANT  NOTICE:  Please take a moment now
to vote your shares.  You may vote  directly
over    the     telephone     by     calling
800-786-8764.       Representatives      are
available  from  ______  to  ______  Eastern
Time. You may also fax your ballot to 800-733-1885 or return it in the enclosed postage paid envelope. Internet voting is available at www.proxyvote.com.

Your vote is  important.  Thank you for your
prompt action.
---------------------------------------------


                             THE VICTORY PORTFOLIOS
                            OHIO REGIONAL STOCK FUND

     SPECIAL MEETING OF SHAREHOLDERS SCHEDULED TO BE HELD ON MARCH 20, 2000

                                   PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of The Victory Portfolios, on behalf of Ohio Regional Stock Fund (the "Fund"), for use at the Special Meeting of shareholders to be held at the offices of The Victory Portfolios, 3435 Stelzer Road, Columbus, OH 43219-3035 on March 20, 2000 at 8:30 a.m. Eastern time. The undersigned hereby appoints Karen Haber and Anne M. Dombrowski and each of them, with full power of substitution, as proxies of the undersigned to vote at the above stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the matters enumerated below:

                     IF THIS PROXY CARD IS RETURNED, AND NO
                   CHOICE IS INDICATED AS TO ANY MATTER, THIS
                    PROXY WILL BE VOTED AFFIRMATIVELY ON THE
                    MATTERS PRESENTED. THE BOARD OF TRUSTEES
                       RECOMMENDS THAT YOU VOTE "FOR" THE
                              FOLLOWING PROPOSALS.


Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:  [X]               KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN          DETACH AND RETURN THIS PORTION ONLY
SIGNED AND DATED.

Vote on Proposals:

1.    To approve the Agreement and Plan of
      Reorganization and Termination, as is         FOR     AGAINST     ABSTAIN
      more fully described in the accompanying
      Combined Prospectus/Proxy Statement,          [ ]      [ ]          [ ]
      together with each and every transaction contemplated thereby.

2.    To elect trustees to serve as members                           FOR ALL
      of the Board of Trustees of The Victory       FOR    WITHHOLD   EXCEPT
      Portfolios, the nominees are:
                                                    [ ]      [ ]         [ ]

Theodore H. Emmerich    Dr. Thomas F. Morrissey    TO WITHHOLD AUTHORITY TO VOTE
Dr. Harry Gazelle       H. Patrick Swygert         FOR ANY INDIVIDUAL NOMINEE,
Frankie D. Hughes       Frank A. Weil              MARK THE "FOR ALL EXCEPT"
Roger Noall             Donald E. Weston           BOX, AND STRIKE A LINE
Eugene J. McDonald      Leigh A. Wilson            THROUGH THE NOMINEE'S
                                                   NAME IN THE LIST.

3.    To approve the adoption of an Amended        FOR     AGAINST     ABSTAIN
      and Restated Trust Instrument for The
      Victory Portfolios.                            [ ]      [ ]          [ ]

4.    In their discretion, the Proxies are
      authorized to vote upon such other business as may properly come before the meeting.


X______________________________________________________
Signature (Please sign within box)       (Date)


X______________________________________________________
Signature (Joint Owners)                 (Date)